Exhibit 5.2

Telefonaktiebolaget LM Ericsson (publ)

Stockholm, 8 May 2015

Dear Sirs,

TELEFONAKTIEBOLAGET LM ERICSSON – FORM F-3 REGISTRATION STATEMENT

We have acted as Swedish counsel to Telefonaktiebolaget LM Ericsson (publ) (the “Company”), a Swedish limited liability company, in connection with the preparation and filing with the United States Securities and Exchange Commission (the “Commission”) under the United States Securities Act of 1933, as amended, of the Company’s registration statement on Form F-3 (the “Registration Statement”) relating to the offering from time to time, as set forth in the Registration Statement and the prospectus dated 8 May 2015 (the “Prospectus”) contained therein, of the Company’s debt securities (the “Debt Securities”). The Debt Securities are to be issued in one or more series in accordance with the provisions of an indenture entered into on 9 May 2012 (the “Indenture”) between the Company and Deutsche Bank Trust Company Americas as trustee thereunder (the “Trustee”).

1.	We have examined the following documents

(a)	A copy of the Indenture.

(b)	A copy of the Registration Statement.

(c)	Copies of (i) an extract from the draft minutes of a meeting of the board of directors of the Company held on 24 February 2012 and (ii) an extract from the draft minutes of a meeting of the board of directors of the Company held on 22 April 2015.

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(d)	Copies of (i) a certificate dated 23 April 2012 executed by the General Counsel of the Company, stating inter alia that the extract from the draft minutes of a meeting of the board of directors held on 24 February 2012 referred to in paragraph 1(c)(i) above accurately reflects a resolution passed at such meeting and (ii) a certificate dated 8 May 2015 executed by the General Counsel of the Company, stating inter alia that the extract from the draft minutes of a meeting of the board of directors held on 22 April 2015 referred to in paragraph 1(c)(ii) above accurately reflects a resolution passed at such meeting.

(e)	Copies of the Articles of Association of the Company adopted (i) in April 2011 and obtained from the Swedish Companies Registration Office on 23 April 2012 and (ii) in April 2011 and obtained from the Swedish Companies Registration Office on 8 May 2015.

(f)	Copies of electronic registration certificates of the Company obtained from the Swedish Companies Registration Office and dated (i) on 23 April 2012 and (ii) on 8 May 2015.

Our examination has been limited to a review of the above documents and we have made no review of any other documents or certificates.

2.	We have assumed the following

2.1	All signatures (and the identity of all signatories) are genuine, all documents submitted to us are authentic and complete, and all documents submitted to us as certified, conformed, photostatic or fax copies or by e-mail or other electronic transmission conform to the authentic original documents.

2.2	All documents, resolutions, authorisations, powers and authorities produced to us remain in full force and effect and have not been amended or affected by any subsequent action.

2.3	All parties to the Indenture, other than the Company, are duly incorporated and validly existing under the laws of their relevant jurisdictions.

2.4	The Indenture has been duly authorised, and is within the capacity and powers of, the parties thereto, other than the Company.

2.5	The Indenture and, when issued, executed and delivered, any Debt Securities impose or will impose legally valid, binding and enforceable obligations upon the parties thereto under the laws of the State of New York, being the laws by which such documents are expressed to be governed.

2.6	The Trustee is duly authorised to represent the holders of Debt Securities in all relevant jurisdictions.

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2.7	There are no provisions of the laws, including, but not limited to, public policy or mandatory rules, of any jurisdiction other than Sweden, which would have any implications on the opinion we express.

2.8	There are no provisions or other aspects of any agreement or other document relating to the Indenture (or any Debt Securities), which would have any implications on the opinion we express.

2.9	All factual representations contained in the documents produced to us, or otherwise made to us, are true, accurate and complete, other than representations as to matters upon which we express our opinion herein, and therefore we have made no independent investigations thereof. The certificates referred to in paragraph 1(d) above are true, accurate and complete.

2.10	All necessary consents, authorisations and approvals required in any relevant jurisdiction, other than Sweden, for the execution and performance of the Indenture (and any Debt Securities) by each of the parties thereto have been, or will be, obtained and all necessary notices, filings, registrations and recordings required in any applicable jurisdiction, other than Sweden, in respect of the Indenture (and any Debt Securities) have been, or will be, given or effected in accordance with the laws and regulations of every such applicable jurisdiction.

3.	On the basis of the foregoing and subject to the qualifications and reservations hereinafter set forth, we are of the following opinion

3.1	The Company is a limited liability company duly organised under the laws of Sweden, possessing corporate existence and the capacity to sue and be sued in its own name, with full power, authority and legal right (corporate and other) to carry on business and to own property.

3.2	To the best of our knowledge, but without any independent investigation having been made (other than a search at the District Court of Solna on 8 May 2015, which search is not conclusive), no petition or resolution for bankruptcy, liquidation, company reconstruction or dissolution in respect of the Company has been filed or passed.

3.3	The Company has the legal capacity, corporate power and authority to enter into and perform its obligations under the Indenture and to issue and perform its obligations under any Debt Securities.

3.4	The Indenture has been duly authorised and executed by the Company.

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4.	The foregoing opinion is subject to the following qualifications and reservations

4.1	Pursuant to the Swedish Contracts Act, a Swedish court may hold a legal act to be invalid if it has been performed under duress, coercion, fraudulent deception or analogous circumstances.

4.2	It has not been established under Swedish law that a power of attorney (including the appointment of a process agent) can be irrevocable and it must therefore be assumed that all powers of attorney contained in the Indenture or any Debt Securities can be revoked. Such powers will terminate by operation of law and without notice upon the bankruptcy of the party granting such powers.

4.3	Anything contained in this opinion is subject to all limitations resulting from bankruptcy, insolvency (including, but not limited to, the effects of Council Regulation (EC) No. 1346/2000 of 29 May 2000 on Insolvency Proceedings), liquidation, reorganisation (including, but not limited to, stay, pre-emption rights and delays) and similar laws affecting the rights of creditors generally.

4.4	In accordance with Regulation (EC) No 593/2008 of the European Parliament and of the Council of 17 June 2008 on the law applicable to contractual obligations (Rome I) and Regulation (EC) No 864/2007 of the European Parliament and of the Council of 11 July 2007 on the Law Applicable to Non-Contractual Obligations (Rome II) in proceedings before a Swedish Court (and despite any choices of law), foreign laws will not be applied to the extent that they are contrary to Swedish public policy or such mandatory rules as are to be applied irrespective of the law applicable to the contract or any non-contractual obligation arising between the parties. Similarly, Swedish laws will not be applied to the extent contrary to foreign public policy or such mandatory rules as are to be applied irrespective of the law applicable to the contract or any non-contractual obligation arising between the parties.

4.5	Property purported to be held on trust will form part of the trustee’s assets and the beneficiaries under a trust will be treated as unsecured creditors with respect to their right to the purported trust property, unless they otherwise have a valid and perfected security over such property.

4.6	This opinion is limited to matters of Swedish law as presently in force and as enacted by Swedish legislative authorities, and no opinion is expressed as to the laws of any other jurisdiction.

4.7	This opinion is given on the basis that it will be governed by, and construed in accordance with, Swedish law.

4.8	In this opinion Swedish legal concepts are described in English terms and not by their original Swedish terms. The concepts concerned may not correspond

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to the concepts described by the same English terms as they exist under the laws of other jurisdictions. This opinion may, therefore, only be relied upon on the express condition that any issues of interpretation or liability arising hereunder will be governed by Swedish law and be brought before a Swedish court.

4.9	This opinion is strictly limited to matters stated herein and is not to be read as extending by implication to any other matters in connection with the Indenture or any Debt Securities, and specifically no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the Prospectus (other than as expressly stated herein).

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to this firm in the Prospectus under the heading “Validity of the Securities”, without admitting that we are “experts” under the United States Securities Act of 1933, as amended, or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion.

Yours sincerely,

/s/ Mannheimer Swartling Advokatbyrå AB

MANNHEIMER SWARTLING ADVOKATBYRÅ AB

/s/ Mattias Lampe

Mattias Lampe

/s/ Marcus Glimberg

Marcus Glimberg